Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205259) of NII Holdings, Inc. of our report dated February 28, 2014, except for the effects of discontinued operations discussed in Note 5 to the consolidated financial statements, as to which the date is March 3, 2016, relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 3, 2016